EXHIBIT 99.1

GRANTED

N THE COURT OF CHANCERY OF THE STATE OF DELAWARE

C.A. No. 2024-0501-JTL

STIPULATION AND [PROPOSED] ORDER CLOSING CASE
WHEREAS, on May 10, 2024, Plaintiff Eric Gilbert (“Plaintiff”) filed a Verified Class Action Complaint (the “Complaint”) against, Defendant Solventum Corporation (“Defendant”).
WHEREAS, on November 13, 2024, Plaintiff filed a Notice and [Proposed] Order Dismissing this Action as Moot and Retaining Jurisdiction to Determine Plaintiff’s Counsel’s Application for an Award of Attorney’s Fees and Reimbursement of Expenses (D.I. 5);
WHEREAS, Defendant has denied and continues to deny all allegations and claims brought by Plaintiff;
WHEREAS, following arms-length negotiations, and in order to avoid the time and expense of continued litigation and without any admissions, the parties have reached an agreement to resolve Plaintiff ’s fee application with a payment to Plaintiff ’s counsel of $120,000.00 (the “Mootness Fee”);
WHEREAS, the Court has not and will not pass judgment on the amount of the Mootness Fee; and
WHEREAS, the Court requires the parties to provide notice to stockholders concerning any agreed-upon payment of attorneys’ fees and expenses in circumstances where the underlying claims are dismissed as moot;
IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned parties, under Court of Chancery Rules 23(f) and 41(a), subject to the approval of the Court, that:
1.Following the entry of this Order, Defendant shall make a disclosure in a Form 8-K substantially in the form attached hereto as Exhibit A that will be furnished to the Securities and Exchange Commission;
2.The submission by Defendant of a disclosure in a Form 8-K substantially in the form attached hereto as Exhibit A constitutes adequate notice for the purposes of Rule 23(f)(3) (the “Notice”) to the extent such notice is required;
3.Defendant shall file with the Court an affidavit that the Notice has been made (the “Affidavit”) in accordance with paragraphs 3 and 4 above no later than 5 business days after the Notice is publicly filed;

4.Upon the filing of the Affidavit:

a.The Register in Chancery is directed to close this Action on the docket for all purposes; and
b.The Court will no longer retain any jurisdiction over this Action, and the Action shall be fully dismissed with prejudice as to Plaintiff.
5.Defendant shall pay the Mootness Fee in full satisfaction of the claim for attorneys’ fees and expenses in the Action to an account designated by Plaintiff ’s counsel no later than ten (10) business days after the later of: (a) the date of the entry of this Order, or (b) Defendant’s counsel’s receipt from Plaintiff ’s counsel of the information necessary to deliver a check or effectuate a transfer of funds to an account designated by Plaintiff ’s counsel. Upon payment into such account, Plaintiff and Plaintiff ’s counsel shall be deemed to have released Defendant from all claims for attorneys’ fees and expenses in connection with the matters addressed by the Complaint.

Dated: May 28, 2026

/s/ Joseph L. Christensen     Joseph L. Christensen (#5146) Christensen Law LLC
1201 North Market Street, Suite 1404
Wilmington, DE 19801
(302) 212-4330

Counsel for Plaintiff Eric Gilbert

/s/ E. Wade Houston
E. Wade Houston (#6289) ABRAMS & BAYLISS LLP
20 Montchanin Road, Suite 200
Wilmington, DE 19807
(302) 778-1166
houston@abramsbayliss.com OF COUNSEL:
Roger A. Cooper
CLEARY GOTTLIEB STEEN & HAMILTON LLP
One Liberty Plaza New York, NY 10006
(212) 225-2000

Counsel for Defendant Solventum Corporation

SO ORDERED this     day of     , 2026

                                The Honorable J. Travis Laster

This document constitutes a ruling of the court and should be treated as such.
Court: DE Court of Chancery Civil Action
Judge: J Travis Laster
File & Serve Transaction ID: 79585789
Current Date: Jun 02, 2026
Case Number: 2024-0501-JTL
Case Name: CLOSED/Eric R. Gilbert v. Solventum Corporation
Court Authorizer: J Travis Laster

/s/ Judge J Travis Laster